As filed with the Securities and Exchange Commission on June 10, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

STARTEK, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	100 GARFIELD STREET DENVER, COLORADO 80206 (303) 361-6000 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive office)	84-1370538 (I.R.S. Employer Identification Number)

WILLIAM E. MEADE, JR.
PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR
100 GARFIELD STREET
DENVER, COLORADO 80206
(303) 361-6000
(Name, address, including zip code, and telephone number,
including area code, of agent for service of process)

Copies to:

BLAIR L. LOCKWOOD, ESQ. JEFFREY A. SHERMAN, ESQ. MICHAEL M. MCGAWN, ESQ. FAEGRE & BENSON LLP 1700 LINCOLN STREET, SUITE 3200 DENVER, COLORADO 80203 (303) 607-3500	KEVIN P. KENNEDY, ESQ. SIMPSON THACHER & BARTLETT LLP 3330 HILLVIEW AVENUE PALO ALTO, CALIFORNIA 94304 (650) 251-5000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-112894

     If this Form is a post-effective amendment filed pursuant to 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
	Amount to be	Offering Price per	Aggregate Offering	Amount of
Titles of Securities	Registered	Security	Price	Registration Fee
Common stock, $0.01 par value	690,000	$33.00	$22,770,000	$2,884.96

This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

(1)	Includes 90,000 shares of common stock that may be purchased by the underwriters to cover over-allotments, if any.

SIGNATURES
EXHIBIT INDEX
Opinion and Consent of Faegre & Benson LLP
Consent of Ernst & Young LLP

EXPLANATORY NOTE

     The Registration Statement is being filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the sole purpose of registering additional securities of the same class as were included in our Registration Statement on Form S-3 (File No. 333-112894), as amended, which was declared effective by the Securities and Exchange Commission on June 9, 2004. The contents of such Registration Statement, including the exhibits thereto, are hereby incorporated in their entirety by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement and any amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado on June 9, 2004.

STARTEK, INC.
Date: June 9, 2004	By:	/s/ William E. Meade, Jr.
William E. Meade, Jr.
Principal Executive Officer

Date: June 9, 2004	By:	/s/ Eugene L. McKenzie, Jr.
Eugene L. McKenzie, Jr.
Principal Accounting Officer and Principal Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement and any amendment thereto has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.

Date: June 9, 2004		*

A. Emmet Stephenson, Jr., Director, Chairman

Date: June 9, 2004		/s/ William E. Meade, Jr.

William E. Meade, Jr., Director

Date: June 9, 2004		*

Ed Zschau, Director

Date: June 9, 2004		*

Hank Brown, Director

	*	By:	/s/ William E. Meade, Jr.

William E. Meade, Jr., Attorney-in-Fact

EXHIBIT INDEX

No.	Description
EX 5.1	Opinion and consent of Faegre & Benson LLP

EX 23.1	Consent of Ernst & Young LLP